SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report May 6, 2020 (Date of Earliest Event Reported May 5, 2020)

Pope Resources, A Delaware Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	001-09035	91-1313292
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19950 Seventh Avenue NE, Suite 200, Poulsbo, Washington		98370
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Receipts (Units)	POPE	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting of the unitholders of Pope Resources, A Delaware Limited Partnership (“Pope”) was held on May 5, 2020 (the “Meeting”). For more information about the proposals set forth below, please see Pope’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2020. At the close of business on March 30, 2020, the record date of the Meeting, 4,367,215 units were issued and outstanding. The holders of a total of 3,185,849 units voted in person or by proxy at the Meeting, representing approximately 72.94% of the number of units entitled to vote at the Meeting. The number of votes cast for, against, as well as abstentions and broker non-votes, with respect to each matter is set forth below.

1.

The unitholders approved (i) the Agreement and Plan of Merger, dated January 14, 2020, as amended by Amendment No. 1, dated as of April 1, 2020 (as it may be amended from time to time, the “Merger Agreement”) with Rayonier Inc., a North Carolina corporation (“Rayonier”), Rayonier, L.P., a Delaware limited partnership whose general partner is Rayonier, Rayonier Operating Company LLC, a Delaware limited liability company and a wholly owned subsidiary of Rayonier (“ROC”), Rayonier Operating Company Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Rayonier, Pacific GP Merger Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of Rayonier, Pacific GP Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Rayonier, Pacific LP Merger Sub III, LLC, a Delaware limited liability company and a wholly owned subsidiary of ROC (“Merger Sub 3”), Pope, Pope EGP, Inc., a Delaware corporation, and Pope MGP, Inc., a Delaware corporation and the managing general partner of Pope and (ii) the merger of Pope with Merger Sub 3 (the “Merger”), with Pope surviving the Merger as a wholly owned subsidiary of ROC and (iii) the other transactions contemplated by the Merger Agreement, as follows:

For	3,151,756

Against	29,674

Abstain	4,419

Broker Non Votes	N/A

2.	The unitholders approved, on an advisory basis, the compensation that may be paid or may become payable to Pope’s named executive officers in connection with, or following, the Merger, as follows:

For	3,078,140

Against	58,437

Abstain	49,272

Broker Non Votes	N/A

3.

The unitholders approved the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies in the event there were insufficient votes at the time of the Meeting to approve Merger Agreement, as follows:

For	3,144,612

Against	35,466

Abstain	5,771

Broker Non Votes	N/A

Item 8.01. Other Events.

On May 5, 2020, Pope issued a press release announcing the results of the Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 5, 2020

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: May 6, 2020	BY:	/s/ Daemon P. Repp
Daemon P. Repp, Chief Financial Officer